Exhibit 21
                                                ----------
                                                 (1 of 1)


Significant Subsidiaries of MCI Communications Corporation at
December 31, 1993


    Subsidiary                               State of Incorporation
    ----------                               ----------------------

MCI International, Inc.                              Delaware

MCI International Telecommunications Corporation     Delaware

MCI Telecommunications Corporation                   Delaware

Telecom*USA, Inc.                                    Delaware